KINDER MORAN CANADA LIMITED
2017 RESTRICTED SHARE UNIT PLAN FOR EMPLOYEES

1.PURPOSE OF THE PLAN. The purpose of the 2017 Restricted Share Unit Plan for Employees (the “Plan”) of Kinder Morgan Canada Limited, an Alberta corporation (the “Company”), its Affiliates and Entities (as defined below) selected by the Board in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest, is to provide certain Employees (as defined below) incentive for future endeavors and to advance the interests of the Company and its shareholders and to enable the Company to compete effectively with other enterprises for the services of such employees as may be needed for the continued improvement of the Company’s business, through the grant of hypothetical Restricted Voting Shares of the Company (a “Restricted Share Unit”).
2.PARTICIPANTS.
Awards may be granted under the Plan to any Employees of the Company, its Affiliates (as defined below, including Affiliates that become such after adoption of the Plan) and Entities (as defined below) selected by the Board in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest, all as shall be determined by the Board (each, a “Grantee”).
3.EFFECTIVE DATE. The Plan is effective as of May 23, 2017 (the “Effective Date”).
4.DEFINITIONS.
(a)“Affiliate” means any Person that is directly or indirectly controlled by the Company. As used in this definition of "Affiliate," referred to in the last proviso of the preceding sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or contract.
(b)“Award” means a grant of Restricted Share Units under the Plan.
(c)“Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means:
(i)the acquisition by any Person (other than a Permitted Holder) or group acting jointly or in concert, in a single transaction or a series of related transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership of more than 50% of the total voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction;

(ii)a sale, merger or similar transaction or related series of transactions involving the Company, as a result of which the Permitted Holders do not collectively hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or related series of transactions; provided, however, that such sale, merger or similar transaction shall not constitute a Change in Control in the event that, following such sale, merger or similar transaction (a) the Permitted Holders continue to collectively own at least 35% of the voting power of the Company (or the surviving or resulting entity thereof), (b) no other Person or group acting jointly or in concert owns more than 35% of the voting power of the Company (or the surviving or resulting entity thereof), and (c) Steven Kean is a senior executive officer of the Company (or the surviving or resulting entity thereof);
(iii)the sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, in any case, other than to an entity of which more than 50% of the voting power is held (either directly or indirectly) by the Permitted Holders or by Persons who held (either directly or indirectly) more than 50% of the voting power of the Company immediately prior to such transaction (or in each case their Affiliates);
(iv)during any period of two consecutive years following the closing of the IPO, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority of the Board then in office; or
(v)the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).
(f)“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(g)“Company” means Kinder Morgan Canada Limited, an Alberta corporation.
(h)“Company Voting Shares” means, collectively, the Restricted Voting Shares and the Special Voting Shares.
(i)“Date of Grant” means the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution or other appropriate action, then such date as is set forth in such resolution or other appropriate action. In no event shall a Date of Grant be a date prior to the date of any such action by the Board.
(j)“Director” means a member of the Board.

(k)“Employee” means any individual who is employed by the Company, an Affiliate or an Entity selected by the Board in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest.
(l)“Entity” means a corporation, limited liability company, venture, partnership (general or limited), trust, unincorporated organization, cooperative, association or other entity.
(m)“Fair Market Value” means, as of any date, the value of the Restricted Voting Shares as determined below. The Fair Market Value on any date on which the Restricted Voting Shares are listed on any national securities exchange shall be the closing price of a Restricted Voting Share on any national securities exchange on such date (if such national securities exchange is not open for trading on such date, then the closing price per Restricted Voting Share on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Restricted Voting Shares are admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Restricted Voting Shares reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Restricted Voting Shares, the Fair Market Value determined in good faith by the Board and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Code Section 409A and the regulations thereunder.
(n)“Grantee” means an Employee to whom an Award is granted pursuant to the Plan or, if applicable, such other Employee who holds an outstanding Award.
(o)“Income Tax Act” means the Income Tax Act (Canada).
(p)“Insider” has the meaning ascribed to this term for the purposes of the TSX rules relating to Securities Based Compensation Arrangements.
(q)“IPO” means the initial underwritten public offering of Restricted Voting Shares for cash pursuant to a prospectus offering filed by the Company.
(r)“Kinder Morgan, Inc.” means Kinder Morgan, Inc., a Delaware corporation.
(s)“Performance Criteria” means the criterion or criteria that the Board shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Restricted Share Units. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and which may include one or more of the following:
(i)the price of a Restricted Voting Share or of the equities of a subsidiary or business unit designated by the Board;

(ii)the earnings per share or earnings per share of a subsidiary or business unit designated by the Board;
(iii)the total shareholder or unitholder value of the Company or a subsidiary or business unit designated by the Board;
(iv)dividends or distributions of the Company or a subsidiary or business unit designated by the Board;
(v)revenues of the Company or a subsidiary or business unit designated by the Board;
(vi)debt/equity, interest coverage, or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Board;
(vii)cash coverage ratio of the Company or a subsidiary or business unit designated by the Board;
(viii)net income (before or after taxes) of the Company or a subsidiary or business unit designated by the Board;
(ix)cash flow or cash flow return on investment of the Company or a subsidiary or business unit designated by the Board;
(x)earnings before or after interest, taxes, depreciation, and/or amortization of the Company or a subsidiary or business unit designated by the Board;
(xi)economic value added by the Company or a subsidiary or business unit designated by the Board;
(xii)distributable cash flow of the Company or a subsidiary or business unit designated by the Board (on a Company, subsidiary, business unit or per share basis);
(xiii)return on shareholders' or unitholders' equity achieved by the Company or a subsidiary or business unit designated by the Board; or
(xiv)any other performance measure established by the Board.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Board may deem appropriate, or any of the above Performance Criteria may be used on a comparison basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof against a group of comparable companies, or published or special index that the Board, in its sole discretion, deems appropriate. The Board also has the authority to provide for accelerated vesting of Restricted Share Units based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.
(t)“Performance Formula” means, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Restricted Share Units of a particular Grantee, whether all, some portion but less than all, or none of the Restricted Share Units shall vest in respect of such Performance Period.
(u)“Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period.
(v)“Performance Period” means one or more periods of time as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the vesting of a Grantee’s Restricted Share Units.
(w)“Permitted Holder” means, at any time, Kinder Morgan, Inc., or any entity that is directly or indirectly controlled by Kinder Morgan, Inc., where the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or contract.
(x)“Person” means a natural person or an entity.
(y)“Plan” means this Kinder Morgan Canada Limited 2017 Restricted Share Unit Plan for Canadian Employees.
(z)“Restricted Period” has the meaning set forth in Section 7(a).
(aa)“Restricted Voting Shares” means restricted voting shares of Kinder Morgan Canada Limited.
(ab)“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, share unit plan, deferred share unit plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Company Voting Shares, including a share purchase from treasury which is financially assisted by the Company by way of loan, guarantee or otherwise.
(ac)“Special Voting Shares” means special voting shares of Kinder Morgan Canada Limited.
(ad)“TSX” means The Toronto Stock Exchange.
5.ADMINISTRATION OF THE PLAN.
(a)The Plan shall be administered by the Board.

(b)The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more officers of the Company with respect to awards; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted and to make any such grants; (vii) to determine the number of Restricted Share Units to be made subject to each Award; (viii) to prescribe the terms and conditions of each Award, including, without limitation, method of settlement of Restricted Share Units, vesting provisions and to specify the provisions of the Award Agreement relating to the grant of Restricted Share Units; (ix) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (x) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xi) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.
(c)The interpretation and construction of any provision of the Plan or of any Award granted under it by the Board shall be final, conclusive and binding upon all parties, including the Company and its shareholders and Directors, and the executives and employees of the Company, the Company’s Affiliates and Entities in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest. No member of the Board shall be liable to the Company, any shareholder, any Grantee or any employee of the Company, its Affiliates or Entities in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Board may vote on any Award to be granted to him or her.
(d)The expenses of administering the Plan shall be borne by the Company.
6.SHARES SUBJECT TO THE PLAN
(a)Subject to adjustment as provided for in Section 8 hereof, the maximum number of Restricted Voting Shares that may be issued or issuable under the Plan shall be 5,000,000, provided that the number of Restricted Voting Shares issued or issuable under all Share Compensation Arrangements shall not exceed 5,000,000. If any Award is terminated, cancelled, or is settled for cash, any unissued Restricted Voting Shares which have been reserved to be issued upon the settlement of the Award shall become available to be issued upon the settlement of Restricted Share Units subsequently granted under the Plan.
(b)No fractional Restricted Voting Shares shall be issued upon the settlement of any Award and, if as a result of any adjustment, a Grantee would become entitled to a fractional Restricted

Voting Share, such Grantee shall have the right to receive only the next lowest whole number of Restricted Voting Shares and no payment or other adjustment will be made for the fractional interest.
(c)Notwithstanding any other provision of this Plan or any Award Agreement, no Restricted Share Units shall be granted under this Plan if, together with any other Share Compensation Arrangement established or maintained by the Company, such grant of Restricted Share Units could result, at any time, in the aggregate number of Restricted Voting Shares (i) issued to Insiders, within any one-year period and (ii) issuable to Insiders, at any time, exceeding the lesser of 5,000,000 or 10% of the issued and outstanding Restricted Voting Shares.
7.RESTRICTED SHARE UNITS
(a)A Restricted Share Unit is an award of a hypothetical Restricted Voting Share having a value equal to the Fair Market Value of one Restricted Voting Share. The terms and conditions of a grant of Restricted Share Units shall be reflected in a written Award Agreement. Restricted Share Units granted under an Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Board shall determine. No Restricted Voting Shares shall be issued at the time an Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Board, each Restricted Share Unit (representing one Restricted Voting Share) may be paid or credited with cash dividend equivalents and stock dividend equivalents paid by the Company in respect of one Restricted Voting Share (“Dividend Equivalents”). At the discretion of the Board, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Company for the Grantee's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed in cash equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Grantee shall have no right to such Dividend Equivalents.
(b)Restricted Share Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Grantee to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(c)Each Grantee granted Restricted Share Units shall execute and deliver to the Company an Award Agreement with respect to the Restricted Share Units setting forth the restrictions and other terms and conditions applicable to such Restricted Share Units. If a Grantee shall fail to execute an agreement evidencing an Award, the Award shall be null and void.
(d)Upon termination of employment with or service to the Company, any of its Affiliates or any Entity in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest (including by reason of such Affiliate or other Entity ceasing to be an Affiliate of the Company or an Entity in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest), during the applicable Restricted Period, Restricted Share Units shall be forfeited; provided, that the Board may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture restrictions of Restricted Share Units.
(e)With respect to Restricted Share Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement.
(f) Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, and subject to the satisfaction of any Performance Goals applicable to such Restricted Share Units (as adjusted, if necessary, to reflect the achievement of the Performance Goals, the “Vested Units”), the Company shall, subject to Section 9, deliver to the Grantee, or his beneficiary, in settlement of such Restricted Share Units either (i) a number of Restricted Voting Shares equal to the number of Vested Units issued from the treasury of the Company, or (ii) a cash amount equal to the Fair Market Value of a Restricted Voting Share as of the date on which the Restricted Period lapsed multiplied by the number of Vested Units, and an amount equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7(a) hereof and the interest thereon. The Board may specify, in a particular Award Agreement, the method of settlement of such Award in advance, or retain the discretion to determine the method of settlement upon the expiration of the Restricted Period.
8.ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.
(a)In the event that the outstanding Restricted Voting Shares shall be changed in number or class by reason of split-ups, spin-offs, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number of Restricted Share Units which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number of Restricted Share Units then subject to Awards theretofore granted shall be adjusted so as to reflect such change, all as determined by the Board. In the event there shall be any other change in the number or kind of the outstanding Restricted Voting Shares, or of any stock or other securities or property into which such Restricted Voting Shares shall have been changed, or for which they shall have been exchanged, then if the Board shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustment to an Award made pursuant to this Section 8 shall be subject to the approval of the TSX.
(b)Notice of any adjustment shall be given by the Company to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c)Fractional Restricted Share Units resulting from any adjustment of Awards pursuant to this Section 8 may be settled in cash or otherwise as the Board may determine.
(d)Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall consummate a transaction pursuant to a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Board may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid in cash the value of such Awards based upon the price per Restricted Voting Share received or to be received by common shareholders of the Company in the event. The terms of this Section 8 may be varied by the Board in any particular Award Agreement.
(e)In the event of a Change in Control, the Board, in its discretion, may take any action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Grantees; provided, however, that such action shall not reduce the value of an Award.
9.WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Board, the Company, an Affiliate, or an Entity, as applicable, shall be entitled to satisfy any federal, state, provincial or local tax withholding obligation, including withholding obligations under the Income Tax Act, relating to the grant of Restricted Share Units and the payment of Restricted Share Unit amounts, including any Dividend Equivalents, in any form or manner satisfactory to the Company, including by deducting such taxes from any amount otherwise payable to the Grantee.
10.AMENDMENT OF THE PLAN and awards.
(a)The Board may, at any time, without the approval of the holders of Company Voting Shares, suspend, discontinue or amend the Plan or an Award hereunder.  However, the Board may not amend the Plan or an Award without the approval of the holders of a majority of Company Voting Shares who vote at a shareholder meeting to:
(i)increase the number of Restricted Voting Shares, or the percentage of the issued and outstanding Company Voting Shares, reserved for issuance pursuant to the Plan;
(ii)expand the categories of individuals who are eligible to participate in the Plan;
(iii)remove or increase the limits on the number of Restricted Voting Shares issuable to any individual holder or to Insiders as described under Section 6(c) above;

(iv)permit the transfer or assignment of Restricted Share Units, except to permit a transfer to a family member, an entity controlled by the holder of the Restricted Share Units or a family member, a charity or for estate planning or estate settlement purposes; or
(v)amend the amendment provisions of the Plan;
unless the change to the Plan or an Award results from the application of the customary anti-dilution provisions of the Plan. Additionally, no suspension, discontinuance or amendment may be made by the Board in respect of previously issued Awards that would adversely alter or impair those Awards without the consent of the affected Grantee.  For greater certainty, the exercise by the Board of any discretion provided for in the Plan, including to set or amend applicable Performance Goals, will not be considered to be an amendment to the Plan or an Award. Any amendments to the Plan are also subject to the requirements of the TSX or other applicable regulatory bodies.
11.NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Company, an Affiliate, or an Entity in the capacity in effect at the time the Award was granted or shall affect the right of the Company, an Affiliate or an Entity in which the Company and/or any of its Affiliates directly or indirectly has an ownership interest to terminate the employment of an Employee with or without notice and with or without cause, and any applicable provisions of the law of the jurisdiction in which the Company, the Affiliate or the Entity is incorporated, as the case may be.
12.CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Income Tax Act, the Code or any other statute, or any federal, state, provincial or governmental agency enacted or promulgated after the adoption of the Plan.
13.CLAWBACKS. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.
14.LEGAL MATTERS. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the Province of Alberta (including the federal laws of Canada applicable therein) and any applicable provincial laws for Employees, applied without giving effect to any conflicts-of-law principles, and construed accordingly.
15.ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company, or a third party vendor designated by the Company.

16.FOREIGN EMPLOYEES. Without the amendment of this Plan, the Board may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which Affiliates operate or have employees.